Registration No. 333-47945
                                   Rule 424 (b)(2)

PRICING SUPPLEMENT No. 4 Dated May 7, 1998 (To Prospectus dated
April 3, 1998)

                         $3,000,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                        ________________

Principal Amount:   $27,000,000

Price to Public:    100%

Proceeds to HFC:    99.864%

Issue Date:  May 12, 1998

Stated Maturity:  May 14, 2001

Redeemable On or After:  Not Applicable

Interest Rate:   6.06%

Interest Payment Dates: On the 15th of May and November of each year, commencing November 15, 1998 and the Stated Maturity.
     If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)

Agent:  UBS Securities LLC

Agent's Discount or Commission:  0.136%


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